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                                                                   Exhibit 10.11

                                DATED 23 MAY 1994




                              EURO BROKERS LIMITED

                                     - AND -

                                MICHAEL MORRISON



                                  -------------

                                    AGREEMENT

                                  -------------


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AN AGREEMENT MADE ON 23 MAY 1994

BETWEEN:

(1)      EURO BROKERS LIMITED of 133 Houndsditch, London EC3A 7AJ ("the
         Company"), and


(2)      MICHAEL MORRISON of 1Middlemarch', 4 Lissoms Road, Chipstead, Surrey,
         CR5 3LE.


In accordance with the requirements of Section 1 of the Employment Protection (Consolidation) Act 1978, this Agreement incorporates a statement of the main terms and conditions binding upon you at the date hereof.

Any amendments or additions to this Contract (other than as to rates of pay) will be issued as a supplement to individual employees and should be affixed to this Agreement.

1.       JOB TITLE

1.1 You are appointed as Finance Director of the Euro Brokers group of Companies in London. It is the Company1s intention that any oral instructions or written descriptions of your job duties and responsibilities should serve as a guide to the major areas for which you will be accountable. Because of the changing nature of the business, the obligations upon you will inevitably vary and develop. The Company reserves the right at any time during your employment, upon reasonable notice, to require you to undertake any duties which fall within your capabilities.

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1.2      Whilst in the Company's employment you may not have other employment, including working on your own account, without specific prior approval from the Company's Board of Directors. On no account will other employment which is concluded to conflict with the interests of the Company or the Euro Brokers Group of Companies be permitted.

2.       COMMENCEMENT DATE AND DURATION

2.1 This Agreement shall be deemed to have commenced on 1 June 1994 and shall continue for a fixed term of two years unless terminated by you or the Company giving six months notice in writing to expire at any time on or after the said fixed term.

2.2 Your period of continuous employment commenced on 1 February 1987. Employment with any previous employer before this date does not count as part of the continuous employment.


2.3 Your retiring age shall be 60 and unless otherwise agreed, this Agreement or any agreement with the company shall automatically determine when you reach that age.

2.4 Notice to terminate this contract in accordance with clause 2.1 (or otherwise) may only be given by Donald Marshall or Keith Reihl, President and Chief Financial Officer respectively of Euro Brokers Investment Corp., the Company's ultimate holding company or their successors.

3.       REMUNERATION

3.1 Your remuneration is a fixed salary of (pound)100,000 per annum for the duration of this Agreement unless otherwise agreed, payable by twelve monthly installments by direct credit transfer to your bank account on the last working day of every month. Any future changes will be notified to you in writing.

3.2 You may in addition be entitled to receive a performance bonus currently payable in February and August of each year but awarded at the entire discretion of the Company.

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4.       HOURS OF WORK AND EXPENSES

4.1 Your hours of work are market hours, Monday to Friday each week. You may be required to vary your start and finishing times of work, or to work reasonable additional hours in order to satisfactorily complete your duties and satisfy the business interests of the Company and you will not be entitled to receive any payments for work performed outside normal business hours.

4.2 You are entitled to be reimbursed for all reasonable out of pocket expenses wholly and exclusively incurred by you on the Company's business (including entertainment and travelling expenses) which should be evidenced in the manner required and as approved by the Company.

4.3 In this position you must be willing to travel and work overseas, staying away for periods of up to several weeks duration as required.

5.       STATUTORY REQUIREMENTS AND CONFIDENTIALITY

5.1 You must adhere at all times to all statutory requirements and laws controlling dealing and broking operations, together with any requirements laid down by the Regulatory Bodies. In this regard, you accept that you have read and will adhere to the requirements of the Grey Paper and you are required to sign an undertaking acknowledging your full compliance with the Company Securities (Insider Dealing) Act 1985 (Appendix 1).

5.2 Other than as required by your bona fide duties, you are prohibited from disclosing to any third party any information regarding your duties, the Company, its activities or any information about clients or their operations which could conceivably be security risks or of commercial value to competitors. This restriction will also operate after employment with the Company ceases.

5.3 It is strictly forbidden to offer to any third party or accept any benefit whether financial or in kind from any other party (other than your proper remuneration from the Company). It is strictly forbidden to accept gifts or hospitality other than by way of a token nature from

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         any person or business with whom they are involved on Company business.
         You must always clear the position with the Company's Board of Directors before accepting any gift or hospitality whatever the nature.

6.       COMPANY CAR

6.1 Entitlement to the use and continued use of a Company car is discretionary and dependent upon the approval of the Board of Directors of the Company. If you have or become entitled to the use of a Company car, it will be provided to you subject to and upon the Terms and Conditions of the rules issued by the Company. The Company reserves the right to change the size or nature of the car being used by you or to remove the entitlement at its discretion in the light of an assessment of the current requirements of the job. You will be responsible for ensuring that the vehicle is always maintained in a clean and road worthy condition. In the event of you choosing to leave the Company, you may be required to reimburse some monies to the Company if the car is not due for replacement for a period of more than 6 months. You will find attached to this statement the rules and regulations relating to the Company Car Scheme (Appendix 2). Please also sign this document as it will constitute an integral part of your Contract of Employment.

7.       HOLIDAY ENTITLEMENT

7.1 The holiday year starts on 1 January. Entitlement in a full year is 30 working days, or pro rata for a part-year's service, plus 8 statutory holidays each year.

7.2 The Company reserves the right to allocate up to 5 days holiday each year for all employees.

7.3 Any variation between holiday entitlement and days actually taken at time of leaving service will be translated to an equivalent number of days at basic rate and thus either payable to the employee or deductible from final payment.

7.4      No other payment for holiday entitlements will be made.


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7.5      No carry-over of holiday entitlement will be permitted to the following holiday year, unless exceptionally given in writing by the Company's

         Board of Directors.

7.6      For full details of the Company's Holiday Arrangements see Appendix 3.

8.       SICKNESS AND INJURY - GENERAL RULES (APPENDIX 4)

8.1 If you are absent from work as a result of sickness or injury, you must notify the Company of the reason for your absence by 9.00 am on the first day of absence.

8.2 Employees must self-certificate absences from work up to seven days including weekends. Failure to complete a Self Certificate under these circumstances, or the provision of false information will be disciplinary offences.

8.3 If you are absent for a period of 8 days or more you must provide a Doctor's certificate which should be sent to your Personnel Administrator immediately and on return to work you must provide a medical certificate which states you are fit to resume your duties unless the previous certificate gives the date on which you may resume work.

8.4 Provided that you have complied with the sickness and injury procedure as laid down by the company, employees with more than 6 months continuous service may at the Company's discretion be entitled up to a maximum of 26 weeks pay during any period of 12 months absence. Any Company sickness absence payments will be at the basic rate less the value of any state benefits or Statutory Sick Payments to which the employee is entitled. Qualifying Days for Statutory Sick Pay purposes are Monday to Friday each week.

8.5 It is a condition of your employment that you will agree to have a medical examination with a Company nominated Doctor if required by the Company and agree that the results of such examination may, on request, be disclosed to the Company.

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9.       PENSIONS AND MEDICAL CARE

9.1 Initially, you will be automatically entered into the State Pension Scheme unless you are a member of an Approval Personal Pension Scheme.

9.2 The Company operates four insurance schemes for the benefit of employees after they are appointed to the permanent staff:

(a) Salary Sacrifice Scheme to provide pensions and if required life assurance benefits.

(b) Group Disability scheme to enable you to receive a permanent income in case of illness or permanent disability.

(c) Medical Insurance to enable you and your family to receive private medical treatment currently with PPP.


(d) Life Assurance cover of four times your annual salary as at 1 February of each year, capped at a maximum figure as determined by the Inland Revenue.

Scheme (a) requires that you authorise the Company to deduct your agreed contribution at source.

Schemes (b), (c) and (d) will be paid for by the Company.

Full details of any of these schemes can be obtained from the Personnel Administrator.

10.      GARDEN LEAVE

          Should you give inadequate or no notice to terminate your employment under Clause 2 above, the Company may elect to waive your breach of contract and hold you to the terms of this Agreement for the notice period or a maximum period of 6 months whichever is the lesser period in circumstances where it is reasonable to believe that you will be interested or concerned in any capacity in any business company or firm carrying


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         on the business of moneybroking.

11.      PROTECTIVE COVENANTS

11.1 You covenant with the Company (for itself and as trustee for each Group Company) that you will not:

(a) for a period of 6 months from the Relevant Date (defined below) be concerned in any business which is carried on within a radius of 3.5 miles of the Bank of England, Threadneedle Street, London EC2 (this being the area in which the Company's vital client connections are located) and which is competitive or to your knowledge is likely to be competitive with any business carried on at the Relevant Date by a Group Company and with which you were actively concerned during the year ending on that date; or

(b) for a period of 6 months from the Relevant Date (except on behalf of a Group Company) canvass or solicit business, orders or custom (whether directly or indirectly) for goods of similar type of those being manufactured or dealt in or for services similar to those being provided by any Group Company at the Relevant Date from any person who is at that date or who has been at any time within the year ending on that date a supplier or customer of a Group Company with whom you were actively engaged or concerned; or

(c) for a period of 12 months from the Relevant Date induce or attempt to induce (whether directly or indirectly) any supplier of a Group Company to cease to supply, or to restrict or vary the terms of supply to, that company; or

(d) for a period of 12 months from the Relevant Date induce or attempt to induce or encourage (whether directly or indirectly) any employee of a Group Company to leave the employment of that company.

11.2     For the purposes of sub-clause 11.1:

(a) "Relevant Date" means the date on which your employment with the Company terminates OR the date upon which contractual notice of such termination is given under Clause 2.1

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         above providing the full notice period is adhered to by the Employee OR the date upon which short notice of such termination is given and agreed in writing by the Company, whichever is the earlier date.

(b) You are concerned in a business if you carry it on as a principal or agent or if:

(i) you are directly or indirectly a partner, director, employee, secondee, consultant or agent in, of or to any person who carried on the business; or

(ii) you have any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

(iii) you are directly or indirectly a partner, director, employee, secondee, consultant or agent in, of or to any person who has direct or indirect financial interest (as a shareholder or otherwise) in any person who carries on the business disregarding any financial interest of a person in securities which are listed or dealt in on any Recognised Investment Exchange if that person, you and any person connected with you (within the meaning of section 839 of the Income and Corporation Taxed Act
         1988) are interested in securities which amount to less than one per cent of the issued securities of that class and which, in all circumstances, carry less than one per cent of the voting rights (if any) attaching to the issued securities of that class; and

(c) reference to a Group Company shall mean any subsidiary of Euro Brokers Holdings Limited and shall include its successors in business.

11.3 The restrictions in each paragraph or sub-clause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid; if any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

11.4 You acknowledge that the above provisions of this clause are no more extensive than is reasonable to protect the Company and the Group.

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12.      DISCIPLINARY PROCEDURE

12.1 If you have a grievance relating to your employment, the issue should be raised initially with the Board of Directors of Euro Brokers Investment Corp. (Delaware) as the ultimate Parent Company.

12.2 You may only be dismissed summarily for gross misconduct. Persistent breaches of this Agreement or one breach of a fundamental term of the Agreement including Clause 1.2 and 5.3 may amount to gross misconduct as would any act or omission bringing the Company into disrepute.

13.      RELEVANT LAW

         This Agreement shall be governed and construed under English Law and each of the parties hereto submits to the jurisdiction of the English Courts.

14.      PREVIOUS CONTRACTS

14.1 This Agreement is in substitution for and supersedes all previous contracts of employment between the Company and yourself which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences together with all and any rights and obligations under such previous contracts of employment which have been and shall be treated as replaced by the terms and conditions of employment set out in this Agreement.

15.      CONTINUING EFFECT OF THIS AGREEMENT

          Any termination of this Agreement shall not, even in a case where the termination involves a breach of contract on the part of the Company, operate to affect those provisions in this Agreement which are intended to have effect after such termination. Without limiting the application of the two preceding sentences such termination shall not, even in such a case as mentioned above, release you from the continuing observance and performance by you of your obligations contained in Clauses 5.2 and 11.


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The Terms and Conditions of your Employment are in accordance with, and subject to the Company's Rules, Policy Documents and current Employment Legislation. The relevant Company documents are available for your inspection upon request. This document supersedes and replaces any earlier particulars of Terms of Employment and letter of appointment issued to you. Any future changes to your Terms and Conditions of employment will be recorded and notified to you in writing giving the appropriate period of notice.

SIGNED by                   Donald Marshall        }     /s/ Donald Marshall
for and on behalf of the                           }
Company in the presence                            }
of:-                            }

SIGNED by                   Michael Morrison       }     /s/ Michael Morrison
in the presence of:-            }